Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Statement on Form 1-A, as amended, of our report dated April 14, 2020, except for Note 2 and 3, as to which the date is March 31, 2021 relating to the December 31, 2019 consolidated financial statements of Manufactured Housing Properties, Inc.

We also consent to the reference to our Firm under the caption "Experts" in this Offering Statement.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida

May 26, 2021